UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 20, 2013

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2013, NorthWest Indiana Bancorp announced that its bank subsidiary, Peoples Bank SB (“Peoples”), signed a definitive agreement (the “Agreement”) to acquire First Federal Savings and Loan Association of Hammond (the “Association”), a federal mutual savings association headquartered in Hammond, Indiana. Peoples will acquire the Association by merging the Association with and into Peoples immediately following the Association’s voluntary supervisory conversion to stock form. Peoples will not issue or pay any shares, cash, or other consideration in the merger. The Agreement sets forth the terms and conditions of Peoples’ acquisition of the Association.

The Bank’s acquisition of the Association is subject to customary closing conditions, including regulatory approvals by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. No approval of the members of the Association is required for the transaction.

Peoples and the Association make certain customary representations and warranties in the Agreement, including representations and warranties by the Association concerning the assets and liabilities to be transferred to and assumed by Peoples. Those representations and warranties will terminate at the closing.

If the transaction contemplated by the Agreement is not consummated by June 30, 2014, the Agreement will terminate, unless the date is extended by mutual written consent of the parties. The Registrant anticipates that the transaction will close in the second quarter of 2014.

The foregoing description is a summary of the terms and conditions of the Agreement and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement and Plan of Voluntary Supervisory Merger Conversion between Peoples and the Association dated December 20, 2013

99.1	Press Release issued by NorthWest Indiana Bancorp on December 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

NORTHWEST INDIANA BANCORP

By:	/s/ Benjamin Bochnowski
Name: Benjamin Bochnowski
Title: Executive Vice President and
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Agreement and Plan of Voluntary Supervisory Merger Conversion between Peoples and the Association dated December 20, 2013

99.1	Press Release issued by NorthWest Indiana Bancorp on December 20, 2013